UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LEAP THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LEAP THERAPEUTICS, INC.

SUPPLEMENT TO

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

AND PROXY STATEMENT, DATED APRIL 28, 2020

FOR THE VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

47 Thorndike Street

Suite B1-1

Cambridge, MA 02141

This supplement (this “Supplement”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Leap Therapeutics, Inc. (the “Company”) to be held on June 16, 2020.

On April 28, 2020, the Company commenced delivering to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for the Annual Meeting. This Supplement, including the press release dated June 11, 2020, included below, which describes a change in the location of the Annual Meeting from an in-person to a virtual-only meeting, as well as a change in the time of the Annual Meeting, should be read in conjunction with the Notice and Proxy Statement. Except as specifically revised by the information contained herein, this Supplement does not revise or update any of the information set forth in the Notice and Proxy Statement.

NOTICE OF CHANGE OF LOCATION AND TIME

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 16, 2020

Leap Therapeutics Announces Changes to Virtual Format and Time for 2020 Annual Meeting of Stockholders

Cambridge, MA – June 11, 2020 – Leap Therapeutics, Inc. (Nasdaq: LPTX), a biotechnology company focused on developing targeted and immuno-oncology therapeutics, today announced that, due to public health and safety concerns related to the outbreak of the novel coronavirus (“COVID-19”), and to support the health and well-being of its stockholders, employees and others, the Company is changing its 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to a virtual-only format. The virtual Annual Meeting is expected to provide stockholders with the same rights and opportunities to participate as they would have had at an in-person meeting. Stockholders can submit questions related to the matters to be voted on at the virtual Annual Meeting by using the instructions on the virtual meeting website listed below.

In order to accommodate a virtual-only meeting format, the Annual Meeting will now be held at 4:00 p.m., eastern time, on Tuesday, June 16, 2020. Online access to the Annual Meeting will begin at 3:45 p.m., eastern time. Stockholders will not be able to attend the Annual Meeting in person.

Attending the Virtual Meeting as a Stockholder of Record

The Company’s stockholders of record as of April 24, 2020 (the “Record Date”) can attend the Annual Meeting by accessing https;//www.cstproxy.com/leaptx/2020 and entering the control number on the proxy card previously received. Instructions on how to access the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, and voting instructions, can be found at https;//www.cstproxy.com/leaptx/2020.

Attending the Virtual Meeting as a Beneficial Owner

Beneficial stockholders as of the Record Date (i.e. shares held in “street name” through an intermediary, such as a bank or broker) who want to be able to attend the Annual Meeting can attend using the control number found on the notice and instructions received from their broker or other nominee.

Attending the Virtual Meeting as a Guest

Guests may participate in a listen-only mode. No control number is required.

Stockholders who do not have their control number will be able to access the virtual Annual Meeting as guests but will not be able to vote their shares or submit questions during the Annual Meeting.

Voting Shares

Stockholders of record and beneficial owners will be able to vote their shares electronically during the virtual Annual Meeting by using the control number. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https;//www.cstproxy.com/leaptx/2020.

Whether or not stockholders plan to virtually attend the Annual Meeting, the Company urges them to vote by one of the methods described in the proxy materials for the Annual Meeting.

The proxy materials that were distributed along with the definitive proxy statement will not be updated to reflect the virtual-only format of the Annual Meeting.

List of Stockholders

A list of stockholders entitled to vote at the Annual Meeting and instructions for accessing the stockholder list will also be available during the Annual Meeting at https;//www.cstproxy.com/leaptx/2020.

About Leap Therapeutics

Leap Therapeutics (Nasdaq:LPTX) is focused on developing targeted and immuno-oncology therapeutics. Leap's most advanced clinical candidate, DKN-01, is a humanized monoclonal antibody targeting the Dickkopf-1 (DKK1) protein, a Wnt pathway modulator. DKN-01 is in clinical trials in patients with esophagogastric, hepatobiliary, gynecologic, and prostate cancers. Leap has formed a partnership with BeiGene, Ltd. for the rights to develop DKN-01 in Asia (excluding Japan), Australia, and New Zealand. For more information about Leap Therapeutics, visit http://www.leaptx.com or view our public filings with the SEC that are available via EDGAR at http://www.sec.gov or via https://investors.leaptx.com/.

Contact:

Douglas E. Onsi

President & Chief Executive Officer

Leap Therapeutics, Inc.

617-714-0360

donsi@leaptx.com

Heather Savelle

Investor Relations

Argot Partners

212-600-1902

heather@argotpartners.com

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